Exhibit 10.49
Restricted Stock Grant Agreement
Under The
TeleCommunication Systems, Inc. Fifth Amended and Restated 1997 Stock Incentive Plan
     The Restricted Stock Award Certificate which is attached hereto constitutes a part of this Restricted Stock Grant Agreement.
     1. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan or the Restricted Stock Award Certificate. All of the provisions of the Plan are expressly incorporated into this Agreement. For purposes of this Agreement, the terms below have the following meanings:
          (a) “Cause” has the meaning ascribed to such term or words of similar import in the Employee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means: (i) the willful commission by the Employee of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or substantial injury to the business reputation of the Company; (ii) the commission by the Employee of an act of fraud in the performance of such Employee’s duties on behalf of the Company; or (iii) the continuing willful failure of the Employee to perform the duties of such Employee to the Company (other than such failure resulting from the Employee’s incapacity due to physical or mental illness), all as determined by the Administrator, which determination will be conclusive. For purposes of this Agreement, no act, or failure to act, on the Employee’s part shall be considered “willful” unless done or omitted to be done by the Employee not in good faith with the reasonable belief that the Employee’s action or omission was in the best interest of the Company.
          (b) “Change in Control” means: (i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction; (iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company; (iv) individuals who were the Board’s nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or (v) the dissolution or liquidation of the Company; provided, however, that the term “Change in Control” does not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933.

          (c) “Company” includes TeleCommunication Systems, Inc. and its Affiliates, except where the context otherwise requires.
          (d) “Restricted Shares” means Award Shares that are not vested as provided in Section 2 on the relevant date.
          (e) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Employee is totally and permanently disabled will be final and binding on all parties concerned.
     2. Vesting. The Award Shares vest and become nonforfeitable in accordance with the vesting schedule identified in the Restricted Stock Award Certificate (the “Vesting Schedule”) so long as the Employee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Award Shares after the Employee ceases to be in either an employment or other service relationship with the Company.
     3. Termination of Employment or Service. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason, all Restricted Shares, after giving effect to the provisions of Section 2 of this Agreement, will be immediately forfeited to the Company upon such cessation for no consideration.
     4. Restrictions on Transfer.
          (a) Restricted Shares may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
          (b) The Company, at its discretion, may impose restrictions upon the sale, pledge or other transfer of the Award Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.
          (c) The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.
     5. Stock Certificates.
          (a) The stock certificates evidencing the Award Shares shall be registered on the Company’s books in the name of the Employee as of the Grant Date. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the shares are vested and, thereafter, the Company shall either deliver to the Employee one or more certificates in the name of the Employee for that number of vested shares owned by the Employee or provide for uncertificated, book entry issuance of those shares. If requested, the Employee shall deliver to the Company a stock power, endorsed in blank, with respect to any Restricted Shares. All regular cash dividends on Restricted Shares shall be paid directly to the Employee and shall not be held by the Company.

          (b) The stock certificate evidencing the Award Shares shall bear a legend restricting transferability of such shares, unless such Award Shares are registered or an exemption from registration is available under applicable federal and state law. If required by the authorities of any state in connection with the issuance of the Award Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.
     6. Tax Election and Tax Withholding.
          (a) The Employee hereby acknowledges that he has been advised by the Company to seek independent tax advice regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. The Employee is not relying on the Company or any of its officers, directors or employees for tax advice regarding this award. The Employee expressly acknowledges that he is solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.
          (b) The Company or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due the Employee the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require the Employee to make a cash payment to the Company or an Affiliate equal to the amount required to be withheld. If the Employee does not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Administrator for such payment have been made.
     7. Adjustments for Corporate Transactions and Other Events.
          (a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that constitute Restricted Shares shall, without further action of the Board, be adjusted to reflect such event, unless, the Board determines, at the time it approves such stock dividend, stock split, or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split.
          (b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Employee, shall make any adjustments in the Award Shares, including but not limited to reducing the number and kind of securities subject to the Award Shares.
          (c) Change in Control Transactions. In the event of any transaction resulting in a Change in Control, the Restricted Shares will be forfeited upon the effective time of any such Change in Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Restricted Shares, or the substitution of the Restricted Shares with new shares of the surviving or successor entity or a parent thereof.
          (d) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Employee, adjustments in the terms and conditions of, and the criteria included in, the Award Shares in recognition of unusual or nonrecurring events affecting the

Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available pursuant to the Award Shares or the Plan.
          (e) Binding Nature of Adjustments. Adjustments under this Section 7 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Award Shares will result from any such adjustments.
          (f) Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Employee in exchange for, or by virtue of the Employee’s ownership of, the Award Shares, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, except as otherwise determined by the Administrator. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.
     8. Confidential Information. In consideration of the Award Shares granted to the Employee pursuant to this Agreement, the Employee agrees and covenants that, except as specifically authorized by the Company, the Employee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Employee as a result of the Employee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Employee’s employment or other service relationship. The provisions of this Section 8 shall not narrow or otherwise limit the obligations and responsibilities of the Employee set forth in any agreement of similar import entered into between the Employee and the Company.
     9. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Employee, nor be construed as a contract of employment or service relationship between the Company and the Employee, or as a contractual right of the Employee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Employee at any time with or without cause or notice and whether or not such discharge results in the failure of any Award Shares to vest or any other adverse effect on the Employee’s interests under the Plan.
     10. Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the Restricted Shares, the Employee shall be entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive dividends and/or other distributions declared on the Award Shares.
     11. The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the

Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     12. Employee. Whenever the word “Employee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, or another permitted transferee, if any, the word “Employee” shall be deemed to include such person.
     13. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
     14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.
     15. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
     16. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.
     17. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Annapolis, Maryland, and the Employee hereby agrees and submits to the personal jurisdiction and venue thereof.
     18. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
Enclosure: Prospectus of the TeleCommunication Systems, Inc. Fifth Amended and Restated 1997 Stock Incentive Plan

STOCK POWER
     FOR VALUE RECEIVED, the undersigned,                                        , hereby sells, assigns and transfers unto TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), or its successor,                               shares of common stock, par value $0.01 per share, of the Company standing in my name of the books of the Company, represented by Certificate No.                                        , which is attached hereto, and hereby irrevocably constitutes and appoints                                                                                                       as my attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

WITNESS:

Dated:

INSTRUCTIONS REGARDING SECTION 83(b) ELECTIONS
1.	An 83(b) Election is Irrevocable.
2.	If you choose to make an 83(b) Election, an 83(b) Election Form must be filed with the Internal Revenue Service within 30 days of the date the restricted stock is transferred to you; no exceptions to this rule are made.
3.	You must provide a copy of the 83(b) Election Form to the corporate secretary or other designated officer of the Company. This copy should be provided to the Company at the same time that you file your 83(b) Election Form with the Internal Revenue Service.
4.	In addition to making the filing under Item 2 above, you must attach a copy of your 83(b) Election Form to your tax return for the taxable year in which you received the restricted stock.
5.	If you make an 83(b) Election and later forfeit the restricted stock, you will not be entitled to a deduction with respect to the gross income you recognized under the 83(b) Election.
You are urged to consult your personal tax advisor before making an 83(b) Election to discuss the consequences thereof and consider whether such an election is advisable under the circumstances.

SECTION 83(b) ELECTION FORM
Election Pursuant to Section 83(b) of the Internal Revenue Code
to Include Property in Gross Income in Year of Transfer
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
     1. The name, address, and taxpayer identification number of the undersigned are:

          ___-___-___
     2. The property with respect to which the election is made is                                         shares of Class A Common Stock, $0.01 par value, of TeleCommunication Systems, Inc., a Maryland corporation.
     3. The date on which the property was transferred to the taxpayer was                                         , 20                     .
     4. The taxable year to which this election relates is calendar year 20                    .
     5. The property is subject to forfeiture if for any reason taxpayer’s service with the issuer is terminated. The risk of forfeiture lapses in installments, 33-1/3% on the date one year after the date the property was transferred, 66-2/3% on the date two years after the date the property was transferred and 100% on the date three years after the date the property was transferred, provided that the taxpayer is in the employ of or a service relationship with the issuer on each such date.
     6. The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $                                         per share; with a cumulative fair market value of $                                        . The taxpayer did not pay any amount for these shares.
     7. A copy of this statement was furnished to TeleCommunication Systems, Inc., for whom taxpayer rendered the services underlying the transfer of such property.
     8. This election is made to the same effect, and with the same limitations, for purposes of any applicable state statute corresponding to Section 83(b) of the Internal Revenue Code.
     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.
     Signed:
     Date:

Letter for filing §83(b) Election Form
[Date]
CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service Center

(the Service Center to which individual income tax return is filed)

Re:	83(b) Election of
Social Security Number:
Dear Sir/Madam:
     Enclosed is an election under §83(b) of the Internal Revenue Code of 1986 with respect to certain shares of stock of TeleCommunication Systems, Inc., a Maryland corporation, that were transferred to me on                                         , 20                    .
     Please file this election.

Sincerely,

cc: Corporate Secretary of TeleCommunication Systems, Inc.
This election must be filed with the Internal Revenue Service Center with which the Executive files his or her Federal income tax returns and must be filed within 30 days after the date of award of the shares. This filing should be made by registered or certified mail, return receipt requested. The Executive must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.